Exhibit 10.45
AMENDMENT NO. 1 TO GUARANTEE AGREEMENT
AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of December 23, 2014 (this “Amendment”), between COLONY FINANCIAL, INC. (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, CMC Loan Funding A, LLC, CMC Loan Funding B, LLC and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of February 5, 2014 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of the date hereof, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement in favor of Buyer, dated as of February 5, 2014 (as amended, the “Guarantee Agreement”); and
WHEREAS, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Guarantee Agreement shall be amended as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer agree as follows:
SECTION 1.Amendments to Guarantee Agreement.
(a)    Section 9(a) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:
(a)    permit the Consolidated Leverage Ratio of Guarantor at any time to exceed 0.65 to 1.00;
(b)    Section 9(c) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:
(c)    permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Guarantor to be less than 1.50 to 1.00;
SECTION 2.    Conditions Precedent. This Amendment shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer

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may reasonably request including, without limitation, secretary certificates and bring down letters (affirming the legal opinions provided to Buyer on the Closing Date), each dated as of the amendment effective date (the “Amendment Effective Date”), subject to the condition subsequent that Buyer shall have received by January 15, 2014 a Maryland opinion acceptable to Buyer covering existence, good standing, authority, no violations, no required approvals and due execution and delivery in connection with Guarantor and this Amendment.
SECTION 3.    Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Guarantee Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) Guarantor has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Guarantee Agreement or any other Transaction Document. Guarantor hereby confirms and reaffirms the representations and warranties made by it in the Guarantee Agreement and all of the other Transaction Documents.
SECTION 4.    Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (a) all references in the Guarantee Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Guarantee Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Guarantee Agreement as amended hereby.
SECTION 5.    Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 6.    Costs and Expenses. Guarantor shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
SECTION 7.    Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Guarantor or its property in the courts of other jurisdictions.
SECTION 8.    WAIVER OF JULY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	/s/ Thomas M. Cassino
Name: Thomas M. Cassino
Title: Vice President

GUARANTOR:

COLONY FINANCIAL, INC., a Maryland corporation

By:	/s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Vice President

Signature Page to Amendment No. 1 to Master Repurchase Agreement